Exhibit 4.3

EXECUTION VERSION

WASHINGTON PRIME GROUP, L.P.

$250,000,000 3.850% Senior Notes due 2020

REGISTRATION RIGHTS AGREEMENT

March 24, 2015

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBS Securities Inc.
As Representatives of the Initial Purchasers

c/o                               Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901

Ladies and Gentlemen:

Washington Prime Group, L.P., an Indiana limited partnership (the “Issuer”), proposes to issue and sell to the several parties named in Schedule I to the Purchase Agreement (as defined below) (the “Initial Purchasers”), for whom you are acting as representatives, $250 million aggregate principal amount of its 3.850% Senior Notes due 2020 (the “Securities”), upon the terms and conditions set forth in the Purchase Agreement, dated March 17, 2015 (the “Purchase Agreement”), among the Issuer, Washington Prime Group Inc., an Indiana corporation (the “Parent”), and the Initial Purchasers, relating to the initial placement (the “Initial Placement”) of the Securities. To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to the Initial Purchasers’ obligations thereunder, the Issuer agrees with the Initial Purchasers for the Initial Purchasers’ benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) and New Securities (each, a “Holder” and, collectively, the “Holders”), as follows:

1.                                      Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Registration Rights Agreement (this “Agreement”), the following capitalized terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 8 hereof.

“Affiliate” shall have the meaning specified in Rule 405 under the Securities Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which the Commission or banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

“Closing Date” shall have the meaning given to it in the Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 4(j)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Completion Deadline” shall mean the 240th day following the Closing Date (or, if such day is not a Business Day, then next succeeding Business Day).

“Exchange Offer Registration Period” shall mean the 120-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which the effectiveness of the Exchange Offer Registration Statement shall be suspended.

“Exchange Offer Registration Statement” shall mean a registration statement of the Issuer on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all information incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include the Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Issuer or any Affiliate of the Issuer).

“Final Offering Memorandum” shall mean the offering memorandum, dated March 17, 2015, relating to the Securities.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture, dated as of the date hereof, between the Issuer and the Trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(a) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities of a series outstanding and registered under a Registration Statement.

“Managing Underwriters” shall mean the investment bank or investment banks that, on behalf of the applicable Underwriters, manage an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean the debt securities of the Issuer evidencing the same continuing indebtedness as the Securities and identical in all material respects to the Securities to be issued under the Indenture (except that the transfer restrictions under the Securities Act shall be eliminated.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of all or any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and all information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Issuer to issue and deliver to the Holders of all of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities of the same series.

“Registrable Securities” shall mean the Securities; provided that Securities shall cease to be Registrable Securities upon the earliest to occur of the following:  (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding, (iii) when such Securities have been resold pursuant to Rule 144 under the Securities Act, provided that the Company shall have removed any restrictive legend on such Securities and such Securities shall not bear a restricted CUSIP number, (iv) except in the case of (1) any Holder of Securities that is not eligible to exchange such Securities for New Securities in the Registered Exchange Offer under any law or policy of the Commission, (2) any Holder of Securities that participates in the Registered Exchange Offer but does not receive New Securities in the Registered Exchange Offer that may be sold without restriction under U.S. federal or state securities laws (other than due solely to the status of such Holder as an Affiliate of the Issuer) or (3) Securities exchanged by Exchanging

Dealers for New Securities in the Registered Exchange Offer, when the Exchange Offer is consummated, and (v) on the third anniversary of this Agreement.

“Registration Default” shall have the meaning set forth in Section 8 hereof.

“Registration Expenses” shall have the meaning set forth in Section 5 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such Exchange Offer Registration Statement or Shelf Registration Statement, including post-effective amendments, all exhibits thereto and all information incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Effectiveness Deadline” shall have the meaning set forth in Section 3(b)(i).

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including each applicable Prospectus, all exhibits thereto and all information incorporated by reference therein.

“Trustee” shall mean U.S. Bank National Association, as the trustee with respect to the Securities under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2.                                      Registered Exchange Offer.  (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, the Issuer shall prepare and file with the Commission the Exchange Offer Registration Statement with respect to all of the Securities of Holders eligible to participate in the Registered Exchange Offer.  The Issuer shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act and to exchange all of the Securities of

Holders eligible to participate in the Registered Exchange Offer for New Securities, in each case, no later than the Exchange Offer Completion Deadline.

(b)                                 Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to provide to each Holder the ability to exchange all of its Securities for New Securities issued in the Registered Exchange Offer (assuming that such Holder (i) is not an Affiliate of the Issuer, (ii) acquires the New Securities in the ordinary course of such Holder’s business, (iii) is not engaged in, does not intend to engage in, and has no arrangements or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the New Securities in violation of the Securities Act, (iv) is not an Initial Purchaser holding the Securities that have the status of an unsold allotment remaining from the Initial Placement, and (v) is not otherwise prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer).

(c)                                  In connection with the Registered Exchange Offer, the Issuer shall use its commercially reasonable efforts to:

(i)                                     after the effectiveness of the Exchange Offer Registration Statement, mail or electronically deliver or cause to be mailed or electronically delivered to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  keep the Registered Exchange Offer open for at least 20 Business Days after the date notice thereof is mailed or electronically delivered to the Holders (or, in each case, longer if required by applicable law);

(iii)                               keep the Exchange Offer Registration Statement continuously effective and the Prospectus usable under the Securities Act, supplemented and amended as required under the Securities Act, in order to permit the Prospectus to be lawfully delivered by all Holders and Exchanging Dealers subject to the prospectus delivery requirements of the Securities Act for a period ending on the earlier of (A) the last day of the Exchange Offer Registration Period and (B) the date on which no Holder or Exchanging Dealer is any longer required to deliver a prospectus in connection with any sale of New Securities;

(iv)                              utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an Affiliate of the Trustee;

(v)                                 permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi)                              prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission: (A) stating that the Issuer is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (Pub. avail. May 13,

1988) and Morgan Stanley and Co., Inc. (Pub. avail. June 5, 1991), as interpreted by Shearman &  Sterling LLP (Pub. avail. July 2, 1993); and (B) including a representation that the Issuer has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the Issuer’s knowledge, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

(vii)                           comply in all material respects with all applicable laws in connection with the Registered Exchange Offer.

(d)                                 As soon as practicable after the close of the Registered Exchange Offer and not later than 45 days after the Exchange Offer Registration Statement becomes effective, the Issuer shall:

(i)                                     accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)                                  deliver or cause to be delivered to the Trustee for cancellation in accordance with Section 4(r) hereof all Securities so accepted for exchange; and

(iii)                               cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange; provided that, in the case of any Securities held in book-entry form by a depositary, authentication and delivery to such depositary of one or more replacement Securities in book-entry form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(e)                                  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities within the meaning of the Securities Act:  (x) cannot under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (Pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (Pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling (Pub. avail. July 2, 1993) and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K or any successor provisions under the Securities Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuer or one of its Affiliates.  Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer in writing (which may be contained in the applicable letter of transmittal) that, at the time of the consummation of the Registered Exchange Offer:

(i)                                     any New Securities received by such Holder will be acquired in the ordinary course of business;

(ii)                                  such Holder is not engaged in, does not intend to engage in and does not and will not have any arrangement or understanding with any person to participate in, the distribution of the New Securities within the meaning of the Securities Act;

(iii)                               such Holder is not an Affiliate of the Issuer; and

(iv)                              if such Holder is an Exchanging Dealer, then such Holder will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder) in connection with a sale of any New Securities received by such Holder pursuant to the Registered Exchange Offer.

(f)                                   If one or more Initial Purchasers determine that they are not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting all or any portion of an unsold allotment remaining from the Initial Placement, at the written request of such Initial Purchaser(s), the Issuer shall issue and deliver to such Initial Purchaser(s) or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser(s), in exchange for such Securities, a like principal amount of its debt securities that are identical in all material respects to the New Securities except that transfer restrictions under the Securities Act shall apply to such debt securities.  The Issuer shall use its commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities (which, in the case of debt securities received by an Initial Purchaser in exchange for Securities constituting an unsold allotment, may reflect a designation) as for New Securities issued pursuant to the Registered Exchange Offer.

(g)                                  The Issuer shall ensure that the Exchange Offer Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Exchange Offer Registration Statement or such amendment or supplement, (A) comply in all material respects with the applicable requirements of the Securities Act and (B) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (it being understood that the Issuer shall not be responsible for any information pertaining to any Holder provided in writing by or on behalf of such Holder).

3.                                      Shelf Registration.  (a) If (i) due to any change in law or applicable interpretations thereof by the Commission or its staff, the Issuer determines upon advice of counsel it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, (ii) the Registered Exchange Offer is not consummated prior to the Exchange Offer Completion Deadline, (iii) prior to the 30th day following consummation of the Registered Exchange Offer, one or more Initial Purchasers so request in writing with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and

that are held by it following consummation of the Registered Exchange Offer, (iv) any Holder (other than the Initial Purchasers) is not eligible under any law or policy of the Commission to participate in the Registered Exchange Offer (other than due solely to the status of such Holder as an Affiliate of the Issuer) and such Holder so requests in writing prior to the 30th day following the consummation of the Registered Exchange Offer with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by such Holder following consummation of the Registered Exchange Offer or (v) any Holder participates in the Registered Exchange Offer but does not receive New Securities on the date of the exchange that may be sold without restriction under U.S. federal and state securities laws (other than by reason of such Holder being an Affiliate of the Issuer), then the Issuer shall prepare and file at its cost a Shelf Registration Statement in accordance with subsection (b) below.

(b)                                 (i) If obligated to file the Shelf Registration Statement, the Issuer shall, as promptly as reasonably practicable, file with the Commission and shall use its commercially reasonable efforts to cause to be declared effective under the Securities Act within 120 days (or, if such day is not a Business Day, the next succeeding Business Day) after so required or requested (the “Shelf Effectiveness Deadline”), a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than the Initial Purchasers) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder (it being understood that the Issuer shall not be obligated to file a Shelf Registration Statement pursuant to this Section 3 solely for the benefit of Holders who (A) would have received freely transferable Securities pursuant to the Registered Exchange Offer had they not failed to duly tender their Securities for exchange pursuant to the Registered Exchange Offer or otherwise failed to comply with the requirements of the Registered Exchange Offer as provided in Section 2 hereof or (B) failed to furnish to the Issuer such information as the Issuer requested in writing in accordance with Section 4(n) in connection with a Shelf Registration Statement); and provided, further, that with respect to New Securities received by the Initial Purchasers in exchange for Securities constituting all or any portion of an unsold allotment remaining from the Initial Placement, the Issuer may, if permitted by then current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.  Notwithstanding the foregoing, the Issuer may delay filing a Shelf Registration Statement, and any amendment thereto, and may withhold efforts to cause such Shelf Registration Statement, and any such amendment thereto, to become effective if the Issuer determines in good faith that such Shelf Registration Statement, and any such amendment thereto, might interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Issuer (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised; provided, however, that the Issuer may not exercise such right of delay or withholding of efforts (a) on more than two occasions of at least 30 consecutive days in any 12-month period during the required effectiveness period or (b) for more than 60 days (whether or not consecutive) in any 12-month period during the required effectiveness period.

(ii)                                  Subject to Sections 4(c) and 4(j)(ii) hereof, the Issuer shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the date upon which all the Securities covered by the Shelf Registration Statement have been sold or distributed pursuant to the Shelf Registration Statement or have ceased to be Registrable Securities.

(iii)                               The Issuer shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (it being understood that the Issuer shall not be responsible for any information pertaining to any Holder provided in writing by or on behalf of such Holder).

4.                                      Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a)                                 The Issuer shall:

(i)                                     furnish to the Initial Purchasers and to counsel for the Initial Purchasers and the Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and, in the case of any Shelf Registration Statement, furnish the Majority Holders and their counsel a copy of the Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers or Majority Holders, as applicable, and such respective counsel reasonably propose;

(ii)                                  include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer

Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii)                               if requested in writing by the Initial Purchasers, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv)                              in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling security holders.

(b)                                 The Issuer shall ensure that:

(i)                                     each of any Registration Statement, any amendment thereto, any Prospectus and any amendment or supplement thereto complies in all material respects with the Securities Act; and

(ii)                                  each of any Registration Statement, any amendment thereto and any Prospectus and any amendment or supplement thereto does not, as of its effective or issue date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading.

(c)                                  The Issuer shall advise the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that, in each case, has provided in writing to the Issuer a telephone or facsimile number and address for notices, and, if requested in writing by the Initial Purchasers or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuer shall have remedied the basis for such suspension):

(i)                                     when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)                               of the issuance by the Commission of any order preventing or suspending the effectiveness of the Registration Statement or the use of any Prospectus or the institution or threatening of any proceeding for any such purpose;

(iv)                              of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities or New Securities, as applicable,

included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires any change in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto so that, as of such date, the same (A) does not contain any untrue statement of a material fact and (B) does not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading.

(d)                                 The Issuer shall use its commercially reasonable efforts to prevent the issuance of any order preventing or suspending the effectiveness of any Registration Statement or the qualification of the Securities or New Securities, as applicable, referred to therein for sale, or the use of any Prospectus for the offer or sale of the Securities or New Securities, as applicable, in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)                                  The Issuer shall, upon written request, furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including (if specifically requested) all information incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).

(f)                                   The Issuer shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including any preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing.  The Issuer consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offer and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)                                  The Issuer shall promptly deliver to the Initial Purchasers, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request in writing.  The Issuer consents to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchasers, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offer and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(h)                                 Prior to the Registered Exchange Offer or any other offering of Securities or New Securities pursuant to any Registration Statement, the Issuer shall use its commercially reasonable efforts to arrange, if necessary, for the registration and/or qualification (or exemption therefrom) of the Securities or the New Securities, as applicable, for sale under the state securities or Blue Sky laws of such jurisdictions within the United States or such non-U.S. jurisdictions as any Holder shall reasonably request in writing and shall maintain such registration and/or qualification (or exemption therefrom) in effect so long as required; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where they are not then so subject.

(i)                                     The Issuer shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement, free of any restrictive legends to the extent lawful, and in such denominations and registered in such names (consistent with the provisions of the Indenture) as Holders may request at least two Business Days prior to such sale of New Securities or Securities.

(j)                                    (i) Upon the occurrence of any event contemplated by subsection (c)(v) above, the Issuer shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement and an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Holders or purchasers of the securities included therein, the Prospectus (including the information incorporated by reference therein) will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement provided for in Section 2 or Section 3, as applicable, shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealers shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii)                                  Upon the occurrence or existence of any pending material corporate development or any other pending material event that, in the good faith judgment of the Issuer, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Issuer shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration Statement and the related Prospectus is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus or it is advised in writing by the Issuer that the then current Prospectus may again be used.  The period during which the availability of the Shelf Registration Statement and the related Prospectus is suspended (the “Deferral Period”) shall not be more than two times of at least 30 calendar days in any 12-month period or more than an aggregate of 60 days (whether or not consecutive) in any 12-month period.

(k)                                 Not later than the effective date of any Registration Statement, the Issuer shall provide a CUSIP number for the Securities or the New Securities, as the case may be, whose offer and sale is registered under such Registration Statement and shall provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(l)                                     The Issuer shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to their security holders an earning statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the applicable Registration Statement; provided that the Issuer will be deemed to have furnished such statement to its security holders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(m)                             The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act as required by applicable law on the effective date of the first Registration Statement filed with the Commission.

(n)                                 The Issuer may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer such information regarding such Holder and the distribution of such Securities as the Issuer may from time to time reasonably require for inclusion in such Shelf Registration Statement.  The Issuer may exclude from such Shelf Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request in writing.

(o)                                 In the case of any Shelf Registration Statement, upon the request in writing of the Majority Holders, the Issuer shall enter into customary agreements (including, if requested in writing, an underwriting agreement in customary form) and take all other appropriate actions, if any, as the Majority Holders shall reasonably request in writing in order to expedite or facilitate the registration or the disposition of their Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 6 hereof.

(p)                                 In the case of any Shelf Registration Statement, the Issuer shall:

(i)                                     make available at reasonable times for inspection all relevant financial and other records and pertinent corporate documents and properties of the Issuer and its subsidiaries for inspection by the Holders of Securities whose offer and sale is or is to be registered thereunder, any underwriter participating in any disposition pursuant thereto, and any attorney, accountant or other agent retained by such Holders or any such underwriter; provided, however, that if any such records, documents or other information are related to pending or proposed acquisitions or dispositions, or otherwise are related to matters reasonably considered, in good faith, by the Issuer to constitute sensitive or proprietary information, the Issuer need not provide such records, documents or information unless the recipients enter into a confidentiality agreement in customary form and reasonably acceptable to such recipients and the Issuer;

(ii)                                  use its commercially reasonable efforts to cause the Issuer’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested in writing by any Holder of Securities whose offer and sale is or is to be registered thereunder or any such underwriter participating in any disposition pursuant thereto and their respective attorneys, accountants and agents in connection therewith as is customary for similar due diligence examinations; provided, however, that such information may not be used for any purpose other than due diligence and provided further, however, that any information that is designated in writing by the Issuer, in good faith, as confidential at the time of delivery of such information shall be kept confidential among the recipients unless such disclosure is made in connection with an arbitration or court proceeding or required by law or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(iii)                               make such representations and warranties to the Holders of Securities whose offer and sale is or is to be registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering other customary matters, including, but not limited to, those set forth in the Purchase Agreement;

(iv)                              if requested in writing by the Majority Holders, their counsel or the Managing Underwriters, if any, in connection with such Shelf Registration Statement, obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in primary underwritten offerings and such other matters as may be reasonably requested in writing by such Holders and underwriters;

(v)                                 if requested in writing by the Majority Holders, their counsel or the Managing Underwriters, if any, in connection with such Shelf Registration Statement, obtain “comfort” letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business or property(ies) acquired or to be acquired by the Issuer for which financial statements and financial data are or are required to be included or incorporated by reference in such Shelf Registration Statement), addressed to each selling Holder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi)                              deliver such documents and certificates as may be reasonably requested in writing by the Majority Holders, their counsel or the Managing Underwriters, if any, including those to evidence compliance with Section 4(j) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer.

The actions set forth in clauses (iii), (v) and (vi) of this paragraph (p) shall be performed at (A) the effective date of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.  The actions set forth in clause (iv) of this paragraph (p) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

(q)                                 In the case of any Exchange Offer Registration Statement in connection with an underwritten offering, the Issuer shall, if requested in writing by the Initial Purchasers, or by a Broker-Dealer that holds Securities that were acquired as a result of market-making or other trading activities:

(i)                                     make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries; provided, however, that, if any such records, documents or other information are related to pending or proposed acquisitions or dispositions, or otherwise are related to matters reasonably considered, in good faith, by the Issuer to constitute sensitive or proprietary information, the Issuer need not provide such records, documents or information unless the recipients  enter into a confidentiality agreement in customary form and reasonably acceptable to such recipients and the Issuer;

(ii)                                  cause the Issuer’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested in writing by the requesting party or its attorneys, accountants or agents in connection with any such Exchange Offer Registration Statement as is customary for similar due diligence examinations; provided, however, that such information may not be used for any purpose other than due diligence and provided further, however, that any information that is designated in writing by the Issuer, in good faith, as confidential at the time of delivery of such information shall be kept confidential among the requesting party and its attorneys, accountants or agents, unless such disclosure is made in connection with an arbitration or court proceeding or required by law or such information becomes available to the public through a third party without an accompanying obligation of confidentiality;

(iii)                               make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering other customary matters, including, but not limited to, those set forth in the Purchase Agreement;

(iv)                              obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel), addressed to the requesting party, covering such matters as are customarily covered in opinions requested in primary underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v)                                 obtain “comfort” letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business or property(ies) acquired or to be acquired by the Issuer for which financial statements and financial data are or are required to be included or incorporated by reference in the Exchange Offer Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 72, covering matters requested by the requesting party or its counsel; and

(vi)                              deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(j) and with conditions customarily contained in underwriting agreements.

provided, however, that the Issuer will be required to perform the foregoing actions set forth in clauses (i) through (vi) only upon the reasonable request in writing by the Initial Purchasers (if applicable) to the Issuer or the reasonable request in writing to the Issuer by one or more Broker-Dealers (if applicable) who certify to the Initial Purchasers and the Issuer in writing that they anticipate they will receive New Securities for their own account in the Registered Exchange Offer for Securities that were acquired by such Broker-Dealer as a result of market-making or other trading activities, and, based on the position of the Commission as described in Section 2(e) hereof, will be required to satisfy the prospectus delivery requirements of the Securities Act in connection with the resale of such New Securities; and, provided, further, that the Issuer will be obligated to pay the reasonable fees and expenses of only one counsel representing such Broker-Dealers, which shall be the counsel to the Initial Purchasers, unless such counsel elects not to so act, and to cause to be delivered only one, if any, comfort letter with respect to the Prospectus in the form existing on the expiration of the Registered Exchange Offer and with respect to each subsequent amendment or supplement to the Exchange Offer Registration Statement, if any, effected during the period specified above.

The foregoing actions set forth in clauses (iii), (v) and (vi) of this paragraph (q) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.  The actions set forth in clause (iv) of this paragraph (q) shall be performed at the close of the Registered Exchange Offer.

(r)                                    If a Registered Exchange Offer is to be consummated, upon delivery of any physical certificates representing the Securities by Holders to the Issuer (or to such other person as directed by the Issuer) in exchange for physical certificates representing the New Securities, the Issuer shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities.  In no event shall the Securities be marked as paid or otherwise satisfied.

(s)                                   The Issuer shall use its commercially reasonable efforts to confirm that the ratings issued to the Securities on or about the date of the Purchase Agreement will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement.

(t)                                    In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer shall cooperate with such Broker-Dealer in complying with the FINRA rules and shall pay all filing and other fees and expenses in connection therewith.

(u)                                 The Issuer shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

5.                                      Registration Expenses.  The Issuer shall bear all reasonable expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable and documented fees and disbursements of one firm or counsel (which shall be a nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith (collectively, the “Registration Expenses”).  The Registration Expenses shall exclude any and all fees and expenses of advisors or counsel to parties other than the Issuer (other than the fees and expenses set forth in Section 4(t) and in the preceding sentence), underwriting discounts and commissions, brokerage commissions, and transfer taxes, if any, relating to the sale or disposition of Securities or New Securities.

6.                                      Indemnification and Contribution

(a)                                 The Parent and the Issuer, jointly and severally, agree to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, the Initial Purchasers and, with respect to any Prospectus delivery as contemplated in Section 4(g) hereof, each Exchanging Dealer, the directors, officers and Affiliates of each such Holder, Initial Purchaser or Exchanging Dealer and each person, if any, who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, (including, without limitation, documented legal fees and other documented expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such documented fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Holder, Initial Purchaser or Exchanging Dealer furnished to the Issuer in writing by such Holder, Initial Purchaser or Exchanging Dealer through the Representatives expressly for use therein.

The Issuer agrees to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(e) hereof to any action or Loss incurred by each Underwriter, if any, of Securities or New Securities, as the case may be, covered by a Registration Statement, on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested in writing by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(o) hereof.

(b)                                 Indemnification of the Parent and the Issuer.  Each Holder of Securities covered by a Registration Statement (including the Initial Purchasers that are Holders, in such capacity), agrees, severally and not jointly, to indemnify and hold harmless each of the Parent and the Issuer, each of their respective directors, each of their respective officers who signed such Registration Statement and each person, if any, who controls the Parent or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 6(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuer in writing by such Holder expressly for use in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 6(a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section6(a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the documented fees and expenses of such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel reasonably incurred by such Indemnified Person shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on the advice of counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the documented fees and expenses of more than one separate firm (in addition to any one local counsel in each relevant jurisdiction) for all Indemnified Persons, and that all documented fees and expenses reasonably incurred by such Indemnified Person shall be reimbursed as they are incurred.  Any such separate firm for any Holder and the directors, officers and any control persons of any such Holders shall be designated in writing by the Holders who sold a majority in aggregate principal amount of the Securities or New Securities by all such Holders and any such separate firm for the Parent, the Issuer, their respective directors and officers and any control persons of the Parent and the Issuer shall be designated in writing by the Issuer.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in Paragraph 6(a) or (b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under Section 6(a) or (b), as the case may be in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Parent and the Issuer on the one hand, and the Holders, Initial Purchasers, Exchanging Dealers or Underwriters, on the other hand, from the offering of the Securities or the New Securities; provided, however, that in no event shall (i) an Initial Purchaser be require to contribute any amount in excess of the total discounts and commissions received by such Initial Purchaser with respect to any offering of Securities or New Securities, (ii) any Underwriter be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter with respect to any offering of New Securities purchased by such Underwriter, and (iii) any Holder be required to contribute any amount in excess of the amount by which the net proceeds by such Holder from the sale of Securities or New Securities, as applicable, pursuant to a Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  If the allocation provided by the immediately preceding sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the immediately preceding sentence but also the relative fault of the Parent and the Issuer on the one hand, and the Holders, Initial Purchasers, Exchanging Dealers or Underwriters on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  Benefits received by the Parent and the Issuer, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers as set forth in the Final Offering Memorandum and bear to the aggregate offering price of the Securities.  Benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Securities Act.  Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a  material fact or the omission to state a material fact relates to information supplied by the applicable party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  Limitation on Liability.  The Transaction Entities and the Holders, Initial Purchasers or Exchanging Dealers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders, Initial Purchasers or Exchanging Dealers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall a Holder, Initial Purchaser or Exchanging Dealer be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Holder, Initial Purchaser or Exchanging Dealer with respect to the offering of the Securities exceeds the amount of any damages that such Holder, Initial Purchaser or Exchanging Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holder’s, Initial Purchaser’s or Exchanging Dealer’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7.                                      Underwritten Registrations.

(a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably acceptable to the Issuer.

(b)                                 No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) timely completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.                                      Registration Defaults.  If any of the following events (each such event, a “Registration Default”) shall occur, then  additional interest (the “Additional Interest”) shall accrue on the outstanding principal amount of the Registrable Securities and shall be payable by the Issuer to the Holders thereof on the same dates on which interest is otherwise payable as follows:

(a)                                 if any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to, in the case of any required Exchange Offer Registration Statement, the Exchange Offer Completion Deadline (unless the applicable Registered Exchange Offer is not permissible due to any change in law or applicable interpretations thereof by the Commission or its staff), or, in the case of any required Shelf Registration Statement, the Shelf Effectiveness Deadline, then commencing on the day after such Exchange Offer Completion Deadline or Shelf Effectiveness Deadline, as applicable, Additional Interest shall accrue on the outstanding principal amount of the Registrable Securities at a rate of 0.25% per annum for the first 90 days plus an additional 0.25% per annum as of the end of each subsequent 90-day period thereafter, in each case until the required Registration Statement becomes effective, up to a maximum increase of 0.50% per annum; or

(b)                                 if any Registered Exchange Offer required by this Agreement is not kept open by the Issuer for at least 20 Business Days (or longer if required by applicable law) after the date the Issuer mails or electronically delivers notice of the Registered Exchange Offer to the Holders of the Securities or is not completed prior to the Exchange Offer Completion Deadline, then commencing on the day the Registered Exchange Offer is concluded or the day after the Exchange Offer Completion Deadline, respectively, Additional Interest shall accrue on the outstanding principal amount of the Registrable Securities at a rate of 0.25% per annum for the first 90 days plus an additional 0.25% per annum as of the end of each subsequent 90-day period thereafter, in each case until the Registered Exchange Offer required by this Agreement is kept open by the Issuer for at least 20 Business Days (or longer if required by applicable law) or completed, as applicable, up to a maximum increase of 0.50% per annum; or

(c)                                  if any Registration Statement required by this Agreement has been declared effective but ceases to be effective or the Prospectus ceases to be usable at any time during which it is required to be effective or usable, as applicable, under this Agreement, except during a permitted Deferral Period, without being succeeded within one Business Day by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective on the same Business Day of its filing, then, commencing on the day the Registration Statement ceases to be effective or the Prospectus ceases to be usable, as applicable, Additional Interest shall accrue on the outstanding principal amount of Registrable Securities at a rate of 0.25% per annum for the first 90 days plus an additional 0.25% per annum as of the end of each subsequent 90-day period thereafter, in each case until the required Registration Statement becomes effective again or the Prospectus becomes usable again, as applicable, up to a maximum increase of 0.50% per annum;

provided, however, that Additional Interest may not accrue under more than one Registration Default for the Registrable Securities at any one time; provided, further, that upon the cure of all Registration Defaults for the Registrable Securities that have occurred, Additional Interest shall cease to accrue.

9.                                      No Inconsistent Agreements.  The Issuer has not entered into, and agrees not to enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.  Notwithstanding the foregoing, however, such provision shall not prohibit the Issuer from satisfying its obligations under any existing agreements providing security holders with registration rights.

10.                               Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Issuer shall obtain the written consent of the Initial Purchasers against which such amendment, qualification, modification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, modification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Initial Purchasers and each Holder.  Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

11.                               Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, electronic delivery, telex, telecopier or air courier guaranteeing overnight delivery:

(a)                                 if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b)                                 if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

(c)                                  if to the Issuer, initially at the Issuer’s address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Issuer, by notice to the other parties, may designate additional or different addresses for subsequent notices or communications.

12.                               Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement.  The Issuer agrees that monetary damages would not be adequate compensation for any Loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13.                               Successors.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent thereto by the Issuer, subsequent Holders of Securities and the New Securities, or the indemnified persons referred to in Section 6 hereof.  The Issuer hereby agrees to extend the benefits of this Agreement to each Holder of Securities and New Securities from time to time, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14.                               Integration.  This Agreement superseded all prior agreements and understandings (whether written or oral) among the parties with respect to the subject matter hereof.

15.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The parties hereto each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

19.                               Securities Held by the Issuer, etc.  Whenever the consent or approval of Holders of a specified percentage in aggregate principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Issuer or its Affiliates shall be deemed not outstanding in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer and the Initial Purchasers.

WASHINGTON PRIME GROUP, L.P.

By:	Washington Prime Group Inc.,
its General Partner

By:	/s/ C. Marc Richards
Name: C.Marc Richards
Title: Chief Administrative Officer

A-1

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ John Wieker
Name: John Wieker
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

RBS SECURITIES INC.

By:	/s/ Sarah Kanes
Name: Sarah Kanes
Title: Managing Director

For themselves and as Representatives of the other several Initial Purchasers

2

ANNEX A

Each broker-dealer that receives New Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Issuer has agreed that, for a period of 120 days after the completion of a Registered Exchange Offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

3

ANNEX B

Each broker-dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  See “Plan of Distribution.”

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities.  To the extent any such broker-dealer participates in the Exchange Offer, the Issuer has agreed that, for a period of 120 days after the completion of the Registered Exchange Offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

The Issuer will not receive any proceeds from any sale of New Securities by brokers-dealers.  New Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through underwriters, agents or brokers or dealers who may receive compensation in the form of discounts, commissions or concessions.  Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Securities and any discounts, commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Issuer has agreed to pay all expenses incident to the Registered Exchange Offer other than discounts, commissions or concessions of any brokers or dealers and will indemnify the holders and offering participants (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

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ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Securities within the meaning of the Securities Act and it does not have, and will not have, any arrangements or understandings with any person to participate in a distribution of New Securities.  If the undersigned is a broker-dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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